Exhibit (a)(2)

AMENDED AND RESTATED DECLARATION OF TRUST

OF

OAKTREE STRATEGIC CREDIT FUND

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ARTICLE I

NAME; DEFINITIONS

Section 1.1 Name. The name of the statutory trust is Oaktree Strategic Credit Fund (the “Company”). So far as may be practicable, the business of the Company shall be conducted and transacted under that name, which name (and the word “Company” whenever used in this Amended and Restated Declaration of Trust (the “Declaration of Trust”), except where the context otherwise requires) shall refer to the Board of Trustees (as defined herein) collectively but not individually or personally and shall not refer to the Shareholders or to any officers, employees or agents of the Company or of such Trustees. Under circumstances in which the Trustees determine that the use of the name “Oaktree Strategic Credit Fund” is not practicable, they may use any other designation or name for the Company, subject to applicable law. Any name change shall become effective upon the execution by a majority of the then Trustees of an instrument setting forth the new name and the filing of a certificate of amendment pursuant to Section 3810(b) of the Statutory Trust Act (as defined below). Any such instrument shall not require the approval of the Shareholders, but shall have the status of an amendment to this Declaration of Trust.

Section 1.2 Definitions. As used in this Declaration of Trust, the following terms shall have the following meanings unless the context otherwise requires:

“1940 Act” means the Investment Company Act of 1940, as amended from time to time, and the rules and regulations promulgated thereunder.

“Acquisition Expenses” means expenses, including but not limited to legal fees and expenses, travel and communication expenses, costs regarding determination of creditworthiness and due diligence on prospective portfolio holding companies, non-refundable option payments on assets not acquired, accounting fees and expenses, and miscellaneous expenses, relating to the purchase or acquisition of assets, whether or not acquired.

“Acquisition Fees” means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Company or the Adviser) in connection with the initial purchase or acquisition of assets by the Company. Included in the computation of such fees or commissions shall be any commission, selection fee, supervision fee, financing fee, non-recurring management fee or any fee of a similar nature, however designated.

“Administrator” means Oaktree Fund Administration, LLC, any Person to whom the Administrator subcontracts any and all such services and any successor to an Administrator who enters into an administrative services agreement with the Company or who subcontracts with a successor Administrator.

“Adviser” means Oaktree Fund Advisors, LLC or an affiliated successor in interest thereto, any Person to whom the Adviser subcontracts any and all such services pursuant to a sub-advisory agreement and any successor to an Adviser who enters into an Investment Advisory Agreement with the Company or who subcontracts with a successor Adviser. If the Adviser no longer serves as the investment adviser to the Company, the rights of the Adviser in this Declaration of Trust will become the rights of the Trustees.

“Affiliate” or “Affiliated” means (subject to the limits under the 1940 Act or an exemptive order from the SEC, as each may be applicable) with respect to any specified Person:

(a) any other Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent (10%) or more of the outstanding voting securities of such specified Person;

(b) any other Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such specified Person;

(c) any other Person directly or indirectly controlling, controlled by or under common control with such specified Person;

(d) any officer, director, trustee, partner, copartner or employee of such specified Person; and

(e) if such specified Person is an investment company, any investment adviser thereof or any member of an advisory board thereof.

“assessment” means an additional amount of capital that may be mandatorily required of, or paid voluntarily by, a Shareholder beyond his or her subscription commitment excluding deferred payments.

“Benefit Plan Investor” means a benefit plan investor as defined in section 3(42) of ERISA.

“Bylaws” means the bylaws of the Company, as the same are in effect and may be amended from time to time.

“capital contribution” means the total investment, including the original investment and amounts reinvested pursuant to a distribution reinvestment plan in a program by a participant, or by all participants, as the case may be. Unless otherwise specified, capital contributions shall be deemed to include principal amounts to be received on account of deferred payments.

“cash available for distribution” means Cash Flow plus cash funds available for distribution from Company reserves less amounts set aside for restoration or creation of reserves.

“Cash Flow” means Company cash funds provided from operations, without deduction for depreciation, but after deducting cash funds used to pay all other expenses, debt payments, capital improvements and replacements. Cash withdrawn from reserves is not Cash Flow.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“Common Shares” means the common Shares, par value $0.01 per share, of the Company that may be issued from time to time in accordance with the terms of this Declaration of Trust and applicable law, as described in Article V hereof, including any class or series of Common Shares.

“Controlling Person” shall mean (subject to the limits under the 1940 Act or an exemptive order from the SEC, as each may be applicable), all Persons, whatever their titles, who perform functions for the Sponsor similar to those of: (a) chairperson or member of the board of directors; (b) executive officers; and (c) those holding ten percent or more equity interest in the Sponsor or a Person having the power to direct or cause the direction of the Sponsor, whether through the ownership of voting securities, by contract, or otherwise.

“Covered Security” the term “Covered Security” shall have the meaning set forth in the Securities Act.

“Delaware Trustee” has the meaning ascribed to it in Article III hereof and includes any successor Delaware Trustees appointed in accordance with Section 3.3, but that any reference to “Trustee” or “Board of Trustees” in this Declaration of Trust and the Bylaws of the Company shall not be deemed to include or refer to the Delaware Trustee.

“DGCL” means Delaware General Corporation Law, 8 Del. C. § 100, et. seq., as amended from time to time, or any successor statute thereto.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Controlling Person” means a Person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of the Company or who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a Person within the meaning of 29 C.F.R. § 2510.3-101(f)(3).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Front End Fees” means fees and expenses paid by any party for any services rendered to organize the Company and to acquire assets for the Company, including Organization and Offering Expenses, Acquisition Fees, Acquisition Expenses, and any other similar fees, however designated by the Board.

“GAAP” means generally accepted accounting principles as in effect in the United States of America from time to time or such other accounting basis mandated by the SEC.

“Independent Expert” means a Person with no material current or prior business or personal relationship with the Sponsor, who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company, and who is qualified to perform such work.

“Independent Trustee” means a Trustee who is not an Interested Person.

“Interested Person” means a Person who is an “interested person”, as that term is defined under Section 2(a)(19) of the 1940 Act, of the Company.

“Investment Advisory Agreement” means that certain investment advisory agreement between the Company and the Adviser named therein pursuant to which the Adviser will act as the investment adviser to the Company and provide investment advisory, investment management and other specified services to the Company, including any sub-advisory agreement.

“Liquidity Event” means a Listing or any merger, reorganization, business combination, share exchange, acquisition by any Person or related group of Persons (including any Affiliate of the Company or the Advisor) of beneficial ownership of all or substantially all of the Shares of the Company in one or more related transactions, or similar transaction involving the Company pursuant to which the Shareholders receive for their Shares, as full or partial consideration, cash, Listed or non- Listed equity Securities or combination thereof.

“Listing” means the listing of the Common Shares (or any successor thereof) on a national securities exchange or national securities association registered with the SEC or the receipt by the Shareholders of Securities that are approved for trading on a national securities exchange or national securities association registered with the SEC in exchange for the Common Shares. The term “Listed” shall have the correlative meaning. With regard to the Common Shares, upon commencement of trading of the Common Shares on a national securities exchange or national securities association registered with the SEC, the Common Shares shall be deemed Listed.

“Net Asset Value” has the meaning ascribed to it in Section 5.5 hereof.

“Net Worth” means the excess of total assets over total liabilities as determined by GAAP.

“Omnibus Guidelines” means the Omnibus Guidelines Statement of Policy adopted by the North American Securities Administrators Association on March 29, 1992 and as amended on May 7, 2007 and from time to time.

“Organization and Offering Expenses” means any and all costs and expenses incurred by and to be paid from the assets of the Company in connection with and in preparing for the formation, qualification and registration of the Company, and the marketing and distribution of shares, including, without limitation, total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), expenses for printing, engraving, amending, supplementing, mailing and distributing costs, salaries of employees while engaged in sales activity, telephone and other telecommunications costs, all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), charges of transfer agents, registrars, trustees, escrow agents or holders, depositories, experts, fees, expenses and taxes related to the filing, registration and qualification of the sale of the shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees.

“Person” means an individual, corporation, partnership, estate, trust joint venture, limited liability company or other entity or association.

“Plan Asset Regulation” means 29 C.F.R. § 2510.3-101, as modified by section 3(42) of ERISA.

“Publicly Offered Securities” means publicly offered securities as defined in 29 C.F.R. § 2510.3-101(b)(2) or any successor regulation thereto.

“Roll-Up Entity” means a partnership, trust, corporation, or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

“Roll-Up Transaction” means a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Company and the issuance of securities of a Roll-Up Entity to the Shareholders. Such term does not include:

(a) a transaction involving Securities of the Company that have been Listed for at least twelve (12) months; or

(b) a transaction involving the conversion to another corporate form or to a trust or association form of only the Company, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

(i)	Shareholders’ voting rights;

(ii)	the term of existence of the Company;

(iii)	Adviser compensation; or

(iv)	the Company’s investment objective.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities” means Common Shares, any other Shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing if and only if any such item is treated as a “security” under the Exchange Act, or applicable state securities laws.

“Shareholders” means the registered holders of the Company’s Shares.

“Shares” means the unit of beneficial interest in the trust estate of the Company.

“Sponsor” means any person directly or indirectly instrumental in organizing, wholly or in part, a program or any person who will control, manage or participate in the management of a program, and any affiliate of such person. Not included is any person whose only relation with the program is that of an independent manager of a portion of program assets, and whose only compensation is as such. “Sponsor” does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of program interests. A person may also be deemed a Sponsor of the program by:

(a) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the program, either alone or in conjunction with one or more other persons;

(b) receiving a material participation in the program in connection with the founding or organizing of the business of the program, in consideration of services or property, or both services and property;

(c) having a substantial number of relationships and contacts with the program;

(d) possessing significant rights to control program properties;

(e) receiving fees for providing services to the program which are paid on a basis that is not customary in the industry; or

(f) providing goods or services to the program on a basis which was not negotiated at arm’s length with the program.

“Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801, et seq., as such act may be amended from time to time.

“Trustees,” “Board of Trustees” or “Board” means, collectively, the individuals named in Section 4.1 of this Declaration of Trust so long as they continue in office and all other individuals who have been duly elected and qualify as Trustees of the Company hereunder. For the avoidance of doubt, any references to “Trustee” or “Board of Trustee” or “Board” in this Declaration of Trust and the Bylaws of the Company shall not be deemed to include or refer to the Delaware Trustee.

ARTICLE II

NATURE AND PURPOSE

The Company is a Delaware statutory trust within the meaning of the Statutory Trust Act, existing pursuant to this Declaration of Trust and the Company’s certificate of trust filed with the Delaware Secretary of State’s office on July 13, 2021 (which filing is hereby ratified), each as may be amended or amended and restated from time to time.

The purpose of the Company is to engage in any lawful act or activity for which trusts may be organized under the Statutory Trust Act as now or hereafter in force, including to conduct, operate and carry on the business of a non-diversified closed-end investment company operating as a business development company, as such terms are defined in the 1940 Act, subject to making an election therefor under the 1940 Act, and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Declaration of Trust. In furtherance of the foregoing, it shall be the purpose of the Company to do everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes which at any time may be incidental or may appear conducive or expedient for the accomplishment of the business of a business development company regulated under the 1940 Act and which may be engaged in or carried on by a trust organized under the Statutory Trust Act, and in connection therewith the Company shall have the power and authority to engage in the foregoing and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware statutory trust. The Company may not, without the affirmative vote of a majority of the outstanding voting securities, as such term is defined under Section 2(a)(42) of the 1940 Act, of the Company entitled to vote on the matter, change the nature of the Company’s business so that the Company ceases to be, or withdraws the Company’s election to be, treated as a business development company under the 1940 Act.

Legal title to all of the assets of the Company shall be vested in the Company as a separate legal entity except that the Trustees shall have power to cause legal title to any assets of the Company to be held in the name of any other Person as nominee, custodian or pledgee, on such terms as the Trustees may determine, provided that such arrangement is permitted by the 1940 Act and the interest of the Company therein is appropriately protected.

ARTICLE III

DELAWARE TRUSTEE

Section 3.1 Appointment. Pursuant to Section 3807 of the Statutory Trust Act, the trustee of the Company in the State of Delaware shall be Wilmington Trust, National Association (the “Delaware Trustee”). The address of the principal office of Wilmington Trust, National Association is 1100 North Market Street, Wilmington, Delaware 19890.

Section 3.2 Concerning the Delaware Trustee.

(a) The Delaware Trustee is appointed to serve as the trustee of the Company in the State of Delaware for the sole purpose of satisfying the requirement pursuant to Section 3807(a) of the Statutory Trust Act that the Company have at least one trustee which has its principal place of business in the State of Delaware. The Company shall have at least one other trustee (other than the Delaware Trustee) to perform all obligations and duties other than fulfilling the Company’s obligations pursuant to Section 3807(a) of the Statutory Trust Act.

(b) The duties of the Delaware Trustee shall be limited to (i) accepting legal process served on the Company in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under Section 3811 of the Statutory Trust Act. Except for the purpose of the foregoing sentence, the Delaware Trustee shall not be deemed a trustee, shall not be a member of the Board of Trustees and shall have no management responsibilities or owe any fiduciary duties to the Company or the Shareholders. To the extent that, at law or in equity, the Delaware Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Company or the Shareholders, it is hereby understood and agreed by the other parties hereto that such duties and liabilities are replaced by the duties and liabilities of the Delaware Trustee expressly set forth in this Declaration of Trust. The Delaware Trustee shall have no liability for the acts or omissions of any other Person, including, without limitation, the Trustees and the Adviser.

(c) The Delaware Trustee may be removed by the Trustees upon 30 days’ prior written notice to the Delaware Trustee. The Delaware Trustee may resign upon 30 days’ prior written notice to the Trustees. No resignation or removal of the Delaware Trustee shall be effective except upon the appointment of a successor Delaware Trustee appointed by the Trustees or a court of competent jurisdiction. If no successor Delaware Trustee has been appointed within such 30 day period, the Delaware Trustee may, at the expense of the Trust, petition a court of competent jurisdiction to appoint a successor Delaware Trustee.

(d) Any Person into which the Delaware Trustee may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Delaware Trustee shall be a party, or any Person which succeeds to all or substantially all of the corporate trust business of the Delaware Trustee, shall be the successor Delaware Trustee under this Declaration of Trust without the execution, delivery or filing of any paper or instrument or further act to be done on the part of the parties hereto, except as may be required by applicable law.

(e) The Delaware Trustee shall be entitled to all of the same rights, protections, indemnities and immunities under this Declaration of Trust and with respect to the Company and the Shareholders as the Trustees. No amendment or waiver of any provision of this Declaration of Trust which adversely affects the Delaware Trustee shall be effective against it without its prior written consent.

(f) The Delaware Trustee shall not be liable for supervising or monitoring the performance and the duties and obligations of any other Person, including, without limitation, the Trustees, the Administrator or the Adviser or the Company under this Declaration of Trust or any related document.

(g) The Delaware Trustee shall not be personally liable under any circumstances, except for its own willful misconduct or gross negligence. In particular, but not by way of limitation: (i) the Delaware Trustee shall not be personally liable for any error of judgment made in good faith; (ii) no provision of this Declaration of Trust shall require the Delaware Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Delaware Trustee shall have reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it; (iii) under no circumstances shall the Delaware Trustee be personally liable for any representation, warranty, covenant, agreement or indebtedness of the Trust; (iv) the Delaware Trustee shall not be personally responsible for or in respect of the validity or sufficiency of this Declaration of Trust or for the due execution hereof by any other party hereto; (v) the Delaware Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Delaware Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Delaware Trustee may for all purposes hereof rely on a certificate or resolution, signed by a Trustee or an officer of the Company as to such fact or matter, and such certificate shall constitute full protection to the Delaware Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon; (vi) in the exercise or administration of the Company hereunder, the Delaware Trustee (A) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Delaware Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Delaware Trustee in good faith and (B) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and employed by it, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons; (vii) in accepting and performing its express duties hereunder the Delaware Trustee acts solely as Delaware Trustee hereunder and not in its individual capacity, and all persons having any claim against the Delaware Trustee by reason of the transactions contemplated by this Declaration of Trust shall look only to the Company for payment or satisfaction thereof; and (viii) the Delaware Trustee shall incur no liability if, by reason of any provision of any present or future law or regulation thereunder, or by any force majeure event, including but not limited to natural disaster, act of war or terrorism, or other circumstances beyond its reasonable control, the Delaware Trustee shall be prevented or forbidden from doing or performing any act or thing which the terms of this Declaration of Trust provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Declaration of Trust.

(h) In the event of the appointment of a successor Delaware Trustee, such successor shall cause an amendment to the certificate of trust of the Company to be filed with the Secretary of State of Delaware in accordance with Section 3810 of the Delaware Statutory Trust Act, indicating the change of the Delaware Trustee’s identity.

Section 3.3 Compensation and Reimbursement of Expenses; Indemnity. The Company hereby agrees to (i) compensate the Delaware Trustee in accordance with a separate fee agreement with the Delaware Trustee, (ii) reimburse the Delaware Trustee for all reasonable expenses relating to the services of the Delaware Trustee (including reasonable fees and expenses of counsel and other advisers retained by the Delaware Trustee) and (iii) indemnify, defend and hold harmless the Delaware Trustee, and its employees, agents, officers and trustees (the “Indemnified DE Trustee Parties”) from and against any and all claims, actions, suits, demands, assessments, judgments, losses, liabilities, damages, costs, taxes, and expenses, including reasonable fees and expenses of counsel and including costs of enforcement of an Indemnified DE Trustee Party’s rights hereunder (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified DE Trustee Parties with respect to the performance of any duties contemplated by this Declaration of

Trust or from the services provided or functions performed by the Delaware Trustee; provided, however, that the Company shall not be required to indemnify any Indemnified DE Trustee Parties for any Expenses which are a result of the willful misconduct or gross negligence of such Indemnified DE Trustee Parties. To the fullest extent permitted by law, Expenses to be incurred by any Indemnified DE Trustee Parties shall, from time to time, be advanced by, or on behalf of, the Company prior to the final disposition of any matter upon receipt by the Company of an undertaking by, or on behalf of, such Indemnified DE Trustee Parties to repay such amount if it shall be determined that the Indemnified DE Trustee Parties are not entitled to be indemnified under this Declaration of Trust.

ARTICLE IV

PROVISIONS FOR DEFINING, LIMITING

AND REGULATING CERTAIN POWERS OF THE

COMPANY AND OF THE SHAREHOLDERS AND TRUSTEES

Section 4.1 Number of Trustees. The business and affairs of the Company shall be managed under the direction of the Board of Trustees (not including the Delaware Trustee). The Board of Trustees shall have full, exclusive and absolute power, control and authority over the Company’s assets and over the business of the Company to the same extent as a board of directors of a Delaware corporation. The Board of Trustees may take any actions as in its sole judgment and discretion are necessary or desirable to conduct the business of the Company. Except as otherwise specifically provided in this Declaration of Trust and the Bylaws, each Trustee and officer of the Company shall have duties including fiduciary duties (and liability therefore) identical to those of directors and officers of a private corporation for profit organized under the DGCL and shall not have any other duties, including any fiduciary duties, except for fiduciary duties identical to those of directors and officers of a private corporation for profit organized under the DGCL. The number of Trustees of the Company is five, which number may be increased or decreased from time to time only by the Trustees pursuant to the Bylaws, but shall never be less than one (1), except for a period of up to sixty (60) days after the death, removal or resignation of a Trustee pending the election of such Trustee’s successor. The names of the Trustees as of the date of this Declaration of Trust are as follows: Jay Ferguson, Deborah Gero, Allison Keller, Stephen Mosko and Armen Panossian.

A majority of the Board of Trustees shall be Independent Trustees, except for a period of up to sixty (60) days or such longer period permitted by law, after the death, removal or resignation of an Independent Trustee pending the election of such Independent Trustee’s successor by the remaining Trustees.

Subject to applicable requirements of the 1940 Act, in order that any and all vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining Trustees in office, even if the remaining Trustees do not constitute a quorum, and any Trustee elected to fill a vacancy shall serve for the remainder of the full term of the trusteeship in which such vacancy occurred and until a successor is duly elected and qualified. There shall be no cumulative voting in the election or removal of Trustees. Trustees shall be elected by a plurality of votes.

Section 4.2 Classes of Trustees. Notwithstanding the foregoing, effective upon and following the occurrence of a Listing of any class of the Company’s Shares, if any: the Board of Trustees shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible, and the term of office of Trustees of one class shall expire at each annual meeting of Shareholders, and in all cases as to each Trustee such term shall extend until his or her successor shall be elected and shall qualify or until his or earlier resignation, removal from office, death or incapacity. Additional trusteeships resulting from an increase in number of Trustees shall be apportioned among the classes as equally as possible. The initial term of office of Trustees of Class I shall expire at the Company’s next annual meeting of Shareholders; the initial term of office of Trustees of Class II shall expire at the Company’s second annual meeting of Shareholders following the occurrence of a Listing of any class of the Company’s Shares, if any; and the initial term of office of Trustees of Class III shall expire at the Company’s third annual meeting of Shareholders following the occurrence of a Listing of any class of the Company’s Shares, if any. Following such initial terms, at each annual meeting of Shareholders, a number of Trustees equal to the number of Trustees of the class whose term expires at the time of such meeting (or, if less, the number of Trustees properly nominated and qualified for election) shall be elected to hold office until the third succeeding annual meeting of Shareholders after their election. Each Trustee may be reelected to an unlimited number of succeeding terms in accordance with these provisions.

If the Board of Trustees is classified, at each annual election, Trustees chosen to succeed those whose terms then expire shall be of the same class as the Trustees they succeed, unless by reason of any intervening changes in the authorized number of Trustees, the Board of Trustees shall designate one or more trusteeships whose term then expires as trusteeships of another class in order to more nearly achieve equality of number of Trustees among the classes.

Notwithstanding the rule that the three classes shall be as nearly equal in number of Trustees as possible, in the event of any change in the authorized number of Trustees, each Trustee then continuing to serve as such shall nevertheless continue as a Trustee of the class of which such Trustee is a member until the expiration of his or her current term, or his or her prior death, resignation or removal. If any newly created trusteeship may, consistently with the rule that the three classes shall be as nearly equal in number of Trustees as possible, be allocated to any class, the Board of Trustees shall allocate it to that of the available class whose term of office is due to expire at the earliest date following such allocation.

The voting procedures and the number of votes required to elect a Trustee shall be as set forth in the Bylaws, which may be amended by the Board.

Section 4.3 Shareholder Voting. Except as provided in Article II, Section 4.10, Section 6.2, Section 6.3, Section 10.2, Section 11.1 and Section 13.2 of this Declaration of Trust, notwithstanding any provision of law permitting any particular action to be approved by the affirmative vote of the Shareholders of the Company entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable and approved by the Board of Trustees, and approved by a majority of the votes cast at a meeting of Shareholders at which a quorum is present. All shares of all classes shall vote together as a single class provided that: (a) as to any matter with respect to which a separate vote of any class is required by the 1940 Act or any orders issued thereunder, such requirement as to a separate vote by that class shall apply in lieu of a general vote of all classes; (b) in the event that separate voting requirements apply with respect to one or more classes, then subject to subparagraph (c), the shares of all other classes not entitled to a separate vote shall vote together as a single class; and (c) as to any matter which in the judgment of the Board (which judgment shall be conclusive) does not affect the interest of a particular class, such class shall not be entitled to any vote and only the holders of shares of the one or more affected classes shall be entitled to vote. Notwithstanding any other provisions of this Declaration of Trust or the Bylaws to the contrary, for such matters that require the vote of a majority of the outstanding voting Shares of the Company under the 1940 Act, such majority vote shall be determined as set forth in Section 2(a)(42) of the 1940 Act. The provisions of this Section 4.3 shall be subject to the limitations of the 1940 Act and other applicable statutes or regulations.

Section 4.4 Quorum. The determination of whether a quorum has been established for a meeting of the Company’s Shareholders shall be as set forth in the Bylaws.

Section 4.5 Preemptive Rights. Except as may be provided by the Board of Trustees in setting the terms of classified or reclassified Shares or as may otherwise be provided by contract approved by the Board, no Shareholder shall, as such Shareholder, have any preemptive right to purchase or subscribe for any additional Shares of the Company or any other Security of the Company that it may issue or sell.

Section 4.6 Appraisal Rights. Except as may be provided by the Board of Trustees in setting the terms of any class or series of Shares, and except in connection with a Roll-Up Transaction as provided in Section 12.1, no Shareholder shall be entitled to exercise appraisal rights in connection with any transaction.

Section 4.7 Determinations by the Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Trustees consistent with this Declaration of Trust shall be final and conclusive and shall be binding upon the Company and every Shareholder: (i) the amount of the net income of the Company for any period and the amount of assets at any time legally available for the payment of dividends, redemption or repurchase of its Shares or the payment of other distributions on its Shares; (ii) the amount of stated capital, capital surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; (iii) the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); (iv) any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any class or series of Shares of the Company; (v) the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Company or any Shares of the Company; (vi) any matter relating to the acquisition, holding and disposition of any assets by the Company; or (vii) any other matter relating to the business and affairs of the Company or required or permitted by applicable law, this Declaration of Trust or the Bylaws or otherwise to be determined by the Board; provided, however, that any determination by the Board as to any of the preceding matters shall not render invalid or improper any action taken or omitted prior to such determination and no Trustee shall be liable for making or failing to make such a determination.

Section 4.8 Sole Discretion; Good Faith; Corporate Opportunities of Adviser.

(a) Notwithstanding any other provision of this Declaration of Trust or otherwise applicable law, whenever in this Declaration of Trust the Trustees are permitted or required to make a decision:

(i) in their “discretion” or under a grant of similar authority, the Trustees shall be entitled to consider such interests and factors as they desire, including their own interest, and, to the fullest extent permitted by applicable law, shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Person; or

(ii) in their “good faith” or under another express standard, the Trustees shall act under such express standard and shall not be subject to any other or different standard.

(b) Unless expressly provided otherwise herein or in the Company’s offering document (as may be amended from time to time), the Adviser and any Affiliate of the Adviser may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Company and the doctrine of corporate opportunity, or any analogous doctrine. To the extent that the Adviser acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Company, it shall not have any duty to communicate or offer such opportunity to the Company, subject to the requirements of the 1940 Act, the Investment Advisers Act of 1940, as amended, and any applicable co-investment order issued by the Commission, and the Adviser shall not be liable to the Company or to the Shareholders for breach of any fiduciary or other duty by reason of the fact that the Adviser pursues or acquires for, or directs such opportunity to, another Person or does not communicate such opportunity or information to the Company. Neither the Company nor any Shareholder shall have any rights or obligations by virtue of this Declaration of Trust or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Company, shall not be deemed wrongful or improper.

Section 4.9 Resignation and Removal of Trustees. Any of the Trustees may resign their trust (without need for prior or subsequent accounting) by an instrument in writing signed by such Trustee and delivered or mailed to the Trustees or the Chairperson, if any, and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any Trustee, or the entire Board, may be removed from office at any time (provided the aggregate number of Trustees after such removal shall not be less than the minimum number required by Section 4.1 hereof) only for cause and only by a majority of the remaining Trustees (or in the case of the removal of a Trustee that is not an Interested Person a majority of the remaining Trustees that are not Interested Persons). Upon the resignation or removal of a Trustee, each such resigning or removed Trustee shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Company or the remaining Trustees any Company property held in the name of such resigning or removed Trustee. Upon the incapacity or death of any Trustee, such Trustee’s legal representative shall execute and deliver on such Trustee’s behalf such documents as the remaining Trustees shall require as provided in the preceding sentence. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following the effective date of his resignation or removal, or any right to damages on account of a removal. For the purpose of this Section, “cause” shall mean, with respect to any particular Trustee, that the Trustee has (i) been convicted of a felony or a final judgment of a court of competent jurisdiction holding that such Trustee caused demonstrable, material harm to the Trust through bad faith or active and deliberate dishonesty, (ii) been the subject of any order or determination by the SEC or similar agency of any country for any securities violation involving insider trading, fraud, misappropriation, dishonesty or willful misconduct or (iii) been convicted of, or pleaded guilty or no contest to, a crime involving moral turpitude that is reasonably likely to injure, tarnish, damage or otherwise negatively affect the reputation of the Trust.

Section 4.10 Business Combination. Notwithstanding any other provision of this Declaration of Trust or any contrary provision of law, the Board of Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, cause the Company to convert into or merge, reorganize or consolidate with or into one or more trusts, partnerships, limited liability companies, corporations or other business entities, provided that the resulting entity is a business development company under the 1940 Act. Approval of any agreement or applicable certificate of merger, reorganization, consolidation or conversion or other certificate may be signed by a majority of the Board of Trustees or an authorized officer of the Company. In accordance with Section 3815(f) of the Statutory Trust Act, but subject to Section 6.2 of this Declaration of Trust, such approval and approval from the Board will effect an amendment to this Declaration of Trust and/or effect the adoption of a new declaration of trust of the Company or change the name of the Company if the Company is the surviving or resulting entity in the merger or consolidation.

Section 4.11 Special Meetings. A majority of the Independent Trustees or the Chief Executive Officer may call a special meeting of the Shareholders.

Section 4.12 Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a Delaware statutory trust. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

Section 4.13 Trustee Action by Written Consent. Any action which may be taken by Trustees by vote may be taken without a meeting if that number of the Trustees, or members of a committee, as the case may be, required for approval of such action at a meeting of the Trustees or of such committee consent to the action in writing and the written consents are filed with the records of the meetings of Trustees. Such consent shall be treated for all purposes as a vote taken at a meeting of Trustees.

Section 4.14 Officers. The Trustees shall elect a Chief Executive Officer, a Secretary and a Chief Financial Officer and may elect a Chairperson who shall serve at the pleasure of the Trustees or until their successors are elected. The Trustees may elect or appoint or may authorize the Chairperson, if any, or Chief Executive Officer to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. A Chairperson shall, and the Chief Executive Officer, Secretary and Chief Financial Officer may, but need not, be a Trustee. All officers shall owe to the Company and its Shareholders the same fiduciary duties (and only such fiduciary duties) as owed by officers of corporations to such corporations and their stockholders under the DGCL.

Section 4.15 Principal Transactions. Except to the extent prohibited by applicable law and the Omnibus Guidelines, the Trustees may, on behalf of the Company, buy any securities from or sell any securities to, or lend any assets of the Company to, any Trustee or officer of the Company or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any Affiliate of the Company, investment adviser, investment sub-adviser, distributor or transfer agent for the Company or with any Interested Person of such Affiliate or other person; and the Company may employ any such Affiliate or other person, or firm or company in which such Affiliate or other person is an Interested Person, as broker, legal counsel, registrar, investment advisor, investment sub-advisor, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.

Section 4.16 Subsidiaries. Without approval or vote by Shareholders, the Trustees may cause to be organized or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations to take over all of the Company’s property or to carry on any business in which the Company shall directly or indirectly have any interest and to sell, convey, and transfer all or a portion of the Company’s property to any such corporation, trust, limited liability company, association or organization in exchange for the shares or securities thereof, or otherwise, and to lend money to, subscribe for the shares or securities of and enter into any contracts with any such corporation, trust, limited liability company, partnership, association or organization, or any corporation, partnership, trust, limited liability company, association or organization in which the Company holds or is about to acquire shares or any other interests.

Section 4.17 Delegation. The Trustees shall have the power to delegate from time to time to such of their number or to officers, employees or agents of the Company the doing of such things, including any matters set forth in this Declaration of Trust, and the execution of such instruments either in the name of the Company or the names of the Trustees or otherwise as the Trustees may deem expedient. The Trustees may designate one or more committees which shall have all or such lesser portion of the authority of the entire Board of Trustees as the Trustees shall determine from time to time except to the extent action by the entire Board of Trustees or particular Trustees is required by the 1940 Act.

ARTICLE V

SHARES

Section 5.1 Authorized Shares. The beneficial interest in the Company shall at all times be divided into an unlimited number of Shares. The Shares of the Company shall initially consist of Common Shares, with such par value as may be authorized from time to time by the Trustees in their sole discretion without Shareholder approval. All Common Shares shall be fully paid and nonassessable when issued. Mandatory assessments of Common Shares shall be prohibited and the Company shall not make any mandatory assessment against any Shareholder beyond such Shareholder’s subscription commitment. Any different classes or series shall be established and designated, and the variations in the relative rights and preferences as between the different classes shall be fixed and determined, by the Trustees without Shareholder approval. The Trustees may create a class of preferred shares (the “Preferred Shares”) which may be divided into one or more series of Preferred Shares and with such par value as may be authorized from time to time by the Trustees in their sole discretion without Shareholder approval. The Company is authorized to offer and issue an unlimited number of Common Shares and an unlimited number of Preferred Shares.

Section 5.2 Authorization by Board of Share Issuance. The Board of Trustees may authorize the issuance from time to time of Shares of the Company of any class or series, whether now or hereafter authorized, or securities or rights convertible into Shares of any class or series, whether now or hereafter authorized, for such consideration as the Board may deem advisable (or without consideration in the case of a split of Shares or dividend), subject to such restrictions or limitations, if any, as may be set forth in this Declaration of Trust or the Bylaws.

Section 5.3 Classification or Reclassification by the Board. As contemplated by Section 5.1, the variations in the relative rights and preferences as between any classes of Common Shares and any potential Preferred Shares shall be fixed and determined by the Trustees; provided, that all Common Shares or Preferred Shares of the Company or of any series shall be identical to all other Common Shares or Preferred Shares of the Company or of the same series, as the case may be, except that, to the extent permitted by the 1940 Act, there may be variations between different classes as to allocation of expenses, rights of redemption, special and relative rights and preferences as to dividends and distributions and on liquidation, conversion rights, and conditions under which the several classes shall have separate voting rights. All of the outstanding Common Shares as of the date hereof issued to the sole initial shareholder shall be classified as Class I Shares with such terms as set forth in the initial prospectus of the Company, as thereafter subsequently modified from time to time. Any class of Preferred Shares shall have such rights and preferences and priorities over the Common Shares as may be established by the terms thereof; provided that the Company may not issue any shares of preferred shares that would limit or subordinate the voting rights of holders of Common Shares as set forth in the Omnibus Guidelines unless required by the 1940 Act.

The following provisions shall be applicable to any division of Shares of the Company into one or more classes or series:

(a) All provisions herein relating to the Shares, or any class or series of Shares of the Company, including common and preferred shares, shall apply equally to each class of Shares of the Company or of any series of the Company, except as the context requires otherwise.

(b) The number of Shares of each class that may be issued shall be unlimited. The Trustees may classify or reclassify any Shares or any class of any Shares into one or more other classes that may be established and designated from time to time. The Company may purchase and hold Shares as treasury shares, reissue such treasury shares for such consideration and on such terms as the Trustees may determine, or cancel any Shares of any class acquired by the Company at the Trustees’ discretion from time to time.

(c) Liabilities, expenses, costs, charges and reserves related to the distribution of, and other identified expenses that should properly be allocated to, the Shares of a particular class or series within the class may be charged to and borne solely by such class or series, and the bearing of expenses solely by a class of shares or series may be appropriately reflected (in a manner determined by the Trustees) and cause differences in the net asset value attributable to, and the dividend, redemption and liquidation rights of, the Shares of different classes or series. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees in their reasonable judgment shall be conclusive and binding upon the Shareholders of all classes for all purposes.

(d) The establishment and designation of any class or series of Shares shall be effective upon a majority of the Trustees adopting a resolution which sets forth such establishment and designation and the relative rights and preferences of such class or series. Each such resolution shall be incorporated herein by reference upon adoption. The Trustees may, by resolution of a majority of the Trustees, abolish any class or series and the establishment and designation thereof. To the extent the provisions set forth in such resolution conflict with the provisions of this Declaration of Trust with respect to any such rights and privileges of the class or series of Shares, such resolution shall control.

Section 5.4 Dividends and Distributions.

(a) Unless otherwise expressly provided in this Declaration of Trust, the holders of each class or series of Shares shall be entitled to dividends and distributions in such amounts and at such times as may be determined by the Board, and the dividends and distributions paid with respect to the various classes or series of Shares may vary among such classes or series. Expenses related to the distribution of, and other identified expenses that properly should be allocated to the shares of, a particular class or series may be appropriately reflected (in a manner determined by the Board, in its discretion) and cause a difference in the Net Asset Value attributable to, and the dividend, redemption and liquidation rights of, the shares of each such class or series of Shares.

(b) The Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Company or to meet obligations of the Company, or as they otherwise may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business.

(c) From time to time and not less than quarterly, the Company shall review the Company’s accounts to determine whether cash distributions are appropriate. The Company may, subject to authorization by the Board of Trustees, distribute to the Shareholders funds received by the Company that the Board of Trustees deems unnecessary to retain in the Company. The Board may authorize the Company to declare and pay to Shareholders such dividends or distributions, in cash or other assets of the Company or in Securities of the Company or from any other source, as the Board in its discretion shall determine. The Board shall endeavor to authorize the Company to declare and pay such dividends and distributions: (i) as shall be necessary for the Company to qualify as a “Regulated Investment Company” under the Code and a business development company under the 1940 Act, and (ii) to the extent that the Board deems it unnecessary for the Company to retain funds received by it; provided, however, that in each case Shareholders shall have no right to any dividend or distribution unless and until authorized by the Board and declared by the Company. Distributions pursuant to this Section 5.4 may be among the Shareholders of record of the applicable class or series of Shares at the time of declaring a distribution or among the Shareholders of record at such later date as the Trustees shall determine and specify. The exercise of the powers and rights of the Board pursuant to this Section 5.4 shall be subject to the provisions of any class or series of shares at the time outstanding. The receipt by any Person in whose name any shares are registered on the records of the Company or by his or her duly authorized agent shall be a sufficient discharge for all dividends or distributions payable or deliverable in respect of such shares and from all liability to see to the application thereof. Distributions in kind shall not be permitted, except for distributions of readily marketable Securities, distributions of cash from a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of this Declaration of Trust or distributions in which: (i) the Board advises each Shareholder of the risks associated with direct ownership of the property, (ii) the Board offers each Shareholder the election of receiving such in-kind distributions, and (iii) in-kind distributions are made only to those Shareholders that accept such offer.

(d) Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Company to avoid or reduce liability for taxes.

(e) If a declaration of dividends or distributions is made pursuant to this Section then (i) at any time prior to the related payment date, the Board may, in its sole discretion, rescind such declaration or change each of the record date and payment date to a later date or dates (in each case for a period of not greater than 180 days after each of the record date and payment date theretofore in effect and provided the payment date as so changed is not more than 60 days after the record date as so changed).

(f) In no event, however, shall funds be advanced or borrowed for purpose of distributions, if the amount of such distributions would exceed the Company’s accrued and received revenues for the previous four quarters, less paid and accrued operating costs with respect to such revenues, determined in accordance with GAAP, consistently applied. Cash distributions from the Company to the Sponsor shall only be made in conjunction with distributions to Shareholders and only out of funds properly allocated to the Sponsor’s account.

Section 5.5 Proportionate Rights. All shares of each particular class shall represent an equal proportionate interest in the assets attributable to the class (subject to the liabilities of that class), and each share of any particular class shall be equal to each other share of that class. The Board of Trustees may, from time to time, divide or combine the shares of any particular class into a greater or lesser number of shares of that class without thereby changing the proportionate interest in the assets attributable to that class or in any way affecting the rights of holders of shares of any other class.

Section 5.6 Distributions in Liquidation. Unless otherwise expressly provided in this Declaration of Trust, in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of all classes of Shares of the Company shall be entitled, after payment or provision for payment of the debts and other liabilities of the Company (as such liability may affect one or more of the classes and series of Shares of the Company), to share ratably in the remaining net assets of the Company.

Section 5.7 Deferred Payments. The Company shall not have authority to make arrangements for deferred payments on account of the purchase price of shares of the Company’s Shares unless all of the following conditions are met: (a) such arrangements are warranted by the Company’s investment objectives; (b) the period of deferred payments coincides with the anticipated cash needs of the Company; (c) the deferred payments shall be evidenced by a promissory note of the Shareholder, which note shall be with recourse, shall not be negotiable, shall be assignable only subject to defenses of the maker and shall not contain a provision authorizing a confession of judgment; and (d) selling commissions and Front End Fees paid upon deferred payments are payable when payment is made on the note. The Company shall not sell or assign the deferred obligation notes at a discount. In the event of default in the payment of deferred payments by a Shareholder, the Shareholder may be subjected to a reasonable penalty.

Section 5.8 Fractional Shares. The Company shall have authority to issue fractional shares. Any fractional Shares shall carry proportionately all of the rights of a whole share, including, without limitation, the right to vote and the right to receive dividends and other distributions.

Section 5.9 Declaration of Trust and Bylaws. All persons who shall acquire Shares in the Company shall acquire the same subject to the provisions of this Declaration of Trust and the Bylaws.

Section 5.10 Redemptions. Holders of Shares of the Company shall not be entitled to require the Company to repurchase or redeem Shares of the Company.

Section 5.11 Disclosure of Holding. The holders of Shares or other securities of the Company shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Company as the Trustees deem necessary to comply with the provisions of the Code, the 1940 Act or other applicable laws or regulations, or to comply with the requirements of any other taxing or regulatory authority.

Section 5.12 Repurchase of Shares. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, Shares, including Shares in fractional denominations, and, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property. The Trustees may establish, from time to time, a program or programs by which the Company voluntarily repurchases Shares from the Shareholders; provided, however, that such repurchases do not impair the capital or operations of the Company.

Section 5.13 Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of this Article V, the Trustees may prescribe, in their absolute discretion except as may be required by the 1940 Act, such other bases and times for determining the per share asset value of the Company’s Shares or net income, or the declaration and payment of dividends and distributions as they may deem necessary or desirable for any reason, including to enable the Company to comply with any provision of the 1940 Act, federal securities laws, state securities laws, or any securities exchange or association registered under the Exchange Act, or any order of exemption issued by the SEC, all as in effect now or hereafter amended or modified.

Section 5.14 ERISA Restrictions. Notwithstanding any other provision herein, if and to the extent that any class of Shares do not constitute Publicly Offered Securities, in order to avoid the possibility that the underlying assets of the Company could be treated as assets of a Benefit Plan Investor pursuant to the Plan Asset Regulation, the Company, at the direction of the Board of Trustees or any duly-authorized committee of the Board, or, if authorized by the Board, any officer of the Company or the Adviser on behalf of the Company, shall have the power to (1) require any Person proposing to acquire Shares to furnish such information as may be necessary to determine whether such person is (i) a Benefit Plan Investor, or (ii) an ERISA Controlling Person, (2) exclude any Person from purchasing Shares (3) prohibit any repurchase of Shares to any Person, and (4) repurchase any or all outstanding Shares held by a Shareholder for such price and on such other terms and conditions as may be determined by or at the direction of the Board.

ARTICLE VI

AMENDMENTS; CERTAIN EXTRAORDINARY ACTIONS

Section 6.1 Amendments Generally. Subject to Section 6.2, the Board of Trustees reserves the right, without any vote of Shareholders, from time to time to make any amendment to this Declaration of Trust, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in this Declaration of Trust, of any outstanding Shares, provided, however, that if any amendment or new addition to this Declaration of Trust adversely affects the rights of Shareholders, such amendment or addition must be approved by the holders of more than fifty percent (50%) of the outstanding Shares of the Company entitled to vote thereon. All rights and powers conferred by this Declaration of Trust on Shareholders, Trustees and officers are granted subject to this reservation.

Section 6.2 Approval of Certain Declaration of Trust Amendments. If the Company’s Shares are Covered Securities, then the affirmative vote of the Shareholders entitled to cast at least two-thirds (2/3) of all Shares of the Company entitled to vote on the matter shall be necessary to effect:

(a) Any amendment to this Declaration of Trust to make the Common Shares a “redeemable security” or to convert the Company, whether by merger or otherwise, from a “closed-end company” to an “open-end company” (as such terms are defined in the 1940 Act); and

(b) Any amendment to Section 4.3, 4.10, Section 6.1 or this Section 6.2.

Notwithstanding anything to the contrary in this section 6.2, if the Company’s Shares are not Covered Securities, or if the Board of Trustees approves a proposal or amendment pursuant to this Section 6.2 by a vote of at least two-thirds of the Board (excluding the Delaware Trustee), then only the affirmative vote of the holders of more than fifty percent (50%) of the outstanding Shares of the Company entitled to vote thereon shall be required to approve such matter.

Section 6.3 Approval of Certain Amendments to Bylaws. The Board of Trustees shall have the exclusive power to adopt, alter or repeal any provision of the Bylaws and to make new Bylaws.

Section 6.4 Amendments in Connection with an Exchange Listing. In connection with the occurrence of a Listing of any class of the Company’s Shares, notwithstanding anything herein to the contrary, the Trustees may, without the approval or vote of the Shareholders, amend or supplement this Declaration of Trust in any manner, including, without limitation to reclassify the Board of Trustees, to permit annual meetings of Shareholders, to impose advance notice provisions for the bringing of Shareholder nominations or proposals, to eliminate the suitability requirements of Section 11.5, to impose super-majority approval for certain types of transactions and to otherwise add or modify provisions that may be deemed to adverse to Shareholders, including those provisions of Section 11.1 and this Article VI.

Section 6.5 Execution of Amendments. Upon obtaining such approvals required by this Declaration of Trust and the Bylaws and without further action or execution by any other Person, including the Delaware Trustee or any Shareholder, (i) any amendment to this Declaration of Trust may be implemented and reflected in a writing executed solely by the requisite members of the Board of Trustees, and (ii) the Delaware Trustee and the Shareholders shall be deemed a party to and bound by such amendment of this Declaration of Trust; provided, however, the Delaware Trustee’s written consent shall be required for any amendment that would affect the Delaware Trustee.

ARTICLE VII

LIMITATION OF LIABILITY; INDEMNIFICATION AND

ADVANCE OF EXPENSES

Section 7.1 Limitation of Shareholder Liability. Shareholders shall be entitled to the same limited liability extended to Shareholders of private Delaware for profit corporations formed under the DGCL. No Shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Company by reason of being a Shareholder, nor shall any Shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Company’s assets or the affairs of the Company by reason of being a Shareholder.

Section 7.2 Limitation of Trustee and Officer Liability. To the fullest extent permitted by Delaware law, subject to any limitation set forth under the federal securities laws, or in this Article VII, no Trustee or officer of the Company shall be liable to the Company or its Shareholders for money damages. Neither the amendment nor repeal of this Section 7.2, nor the adoption or amendment of any other provision of this Declaration of Trust or Bylaws inconsistent with this Section 7.2, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption. The Company may not incur the cost of that portion of liability insurance which insures the Adviser for any liability as to which the Adviser is prohibited from being indemnified.

Section 7.3 Indemnification.

(a) Each Person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “proceeding”), by reason of the fact:

(i) that he or she is or was a Trustee, officer, employee, Controlling Person or agent of the Company, or

(ii) that he or she, being at the time a Trustee, officer, employee or agent of the Company, is or was serving at the request of the Company as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, “another enterprise” or “other enterprise”), whether either in case (i) or in case (ii) the basis of such proceeding is alleged action or inaction (x) in an official capacity as a Trustee, officer, employee, Controlling Person or agent of the Company, or as a director, trustee, officer, employee or agent of such other enterprise, or (y) in any other capacity related to the Company or such other enterprise while so serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent not prohibited by Delaware law and subject to paragraphs (b) and (c) below, from and against all liability, loss, judgments, penalties, fines, settlements, and reasonable expenses (including, without limitation, attorneys’ fees and amounts paid in settlement and including costs of enforcement of enforcement of rights under this Section) (collectively, “Liability and Losses”) actually incurred or suffered by such Person in connection therewith. The Persons indemnified hereunder are hereinafter referred to as “Indemnitees.” Such indemnification as to such alleged action or inaction shall continue as to an Indemnitee who has after such alleged action or inaction ceased to be a Trustee, officer, employee, Controlling Person or agent of the Company, or director, officer, employee or agent of another enterprise; and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. The right to indemnification conferred under this Article VII: (A) shall be a contract right; (B) shall not be affected adversely as to any Indemnitee by any amendment or repeal of this Declaration of Trust with respect to any action or inaction occurring prior to such amendment or repeal; and (C) shall vest immediately upon election or appointment of such Indemnitee.

(b) Notwithstanding anything to the contrary herein, the Company shall not provide any indemnification of an Indemnitee pursuant to paragraph (a) above, unless all of the following conditions are met:

(i) The Indemnitee has determined, in good faith, that any course of conduct of such Indemnitee giving rise to the Liability and Losses was in the best interests of the Company.

(ii) The Indemnitee was acting on behalf of or performing services for the Company.

(iii) Such Liability and Losses were not the result of (1) negligence or misconduct, in the case that the Indemnitee is a Trustee (other than an Independent Trustee), officer, employee, Controlling Person or agent of the Company, or (2) gross negligence or willful misconduct, in the case that the Indemnitee is an Independent Trustee.

(iv) Such indemnification is recoverable only out of the net assets of the Company and not from the Shareholders.

(c) Notwithstanding anything to the contrary herein, the Company shall not provide any indemnification of an Indemnitee pursuant to paragraph (a) above for any Liability and Losses arising from or out of an alleged violation of federal or state securities laws by such Indemnitee unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities were offered or sold as to indemnification for violations of securities laws.

Section 7.4 Payment of Expenses. The Company shall pay or reimburse reasonable legal expenses and other costs incurred by an Indemnitee in advance of final disposition of a proceeding if all of the following are satisfied: (i) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Company, (ii) the Indemnitee provides the Company with written affirmation of the Indemnitee’s good faith belief that the Indemnitee has met the standard of conduct necessary for indemnification by the Company as authorized by Section 7.3 hereof, (iii) the legal proceeding was initiated by a third party who is not a Shareholder or, if by a Shareholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement, and (iv) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined by final, non-appealable decision of a court of competent jurisdiction, that the Indemnitee is not entitled to indemnification.

Section 7.5 Limitations to Indemnification. The provisions of this Article VII shall be subject to the limitations of the 1940 Act.

Section 7.6 Express Exculpatory Clauses in Instruments. Neither the Shareholders nor the Trustees, officers, employees or agents of the Company shall be liable under any written instrument creating an obligation of the Company by reason of their being Shareholders, Trustees, officers, employees or agents of the Company, and all Persons shall look solely to the Company’s net assets for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Shareholder, Trustee, officer, employee or agent liable thereunder to any third party, nor shall the Trustees or any officer, employee or agent of the Company be liable to anyone as a result of such omission.

Section 7.7 Non-exclusivity. The indemnification and advancement of expenses provided or authorized by this Article VII shall not be deemed exclusive of any other rights, by indemnification or otherwise, to which any Indemnitee may be entitled under the Bylaws, a resolution of Shareholders or Trustees, an agreement or otherwise.

Section 7.8 No Bond Required of Trustees. No Trustee shall, as such, be obligated to give any bond or other security for the performance of any of his or her duties hereunder.

Section 7.9 No Duty of Investigation; No Notice in Trust Instruments, etc. No purchaser, lender, transfer agent or other person dealing with the Trustees or with any officer, employee or agent of the Company shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, undertaking, instrument, certificate, Share, other security of the Company, and every other act or thing whatsoever executed in connection with the Company shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration of Trust or in their capacity as officers, employees or agents of the Company. The Trustees may maintain insurance for the protection of the Company’s property, the Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable or is required by the 1940 Act.

Section 7.10 Reliance on Experts, etc. Each Trustee and officer or employee of the Company shall, in the performance of his or her duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Company, upon an opinion of counsel, or upon reports made to the Company by any of the Company’s officers or employees or by any advisor, administrator, manager, distributor, selected dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the Trustees, officers or employees of the Company, regardless of whether such counsel or expert may also be a Trustee.

ARTICLE VIII

ADVISER, ADMINISTRATOR AND CUSTODIAN; DISTRIBUTION ARRANGEMENTS

Section 8.1 Supervision of Adviser and Administrator.

(a) Subject to the requirements of the 1940 Act, the Board of Trustees may exercise broad discretion in allowing the Adviser and, if applicable, the Administrator, to administer and regulate the operations of the Company, to act as agent for the Company, to execute documents on behalf of the Company and to make executive decisions that conform to general policies and principles established by the Board. The Board shall monitor the Adviser, or if any, the Administrator, to assure that the administrative procedures, operations and programs of the Company are in the best interests of the Shareholders and are fulfilled and that (i) the expenses incurred are reasonable in light of the investment performance of the Company, its net assets and its net income, (ii) all Front End Fees shall be reasonable and shall not exceed eighteen percent (18%) of the gross proceeds of any offering, regardless of the source of payment, and (iii) the percentage of gross proceeds of any offering committed to investment shall be at least eighty-two percent (82%). All items of compensation to underwriters or dealers, including, but not limited to, selling commissions, expenses, rights of first refusal, consulting fees, finders’ fees and all other items of compensation of any kind or description paid by the Company, directly or indirectly, shall be taken into consideration in computing the amount of allowable Front End Fees.

(b) The Board of Trustees is responsible for determining that compensation paid to the Adviser is reasonable in relation to the nature and quality of services performed and the investment performance of the Company and that the provisions of the Investment Advisory Agreement are being carried out. The Board may consider all factors that they deem relevant in making these determinations. So long as the Company is a business development company under the 1940 Act, compensation to the Adviser shall be considered presumptively reasonable if the incentive fee is limited to the participation in net gains allowed by the 1940 Act.

Section 8.2 Fiduciary Obligations of Adviser. The Investment Advisory Agreement shall provide that the Adviser has a fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, whether or not in the Adviser’s immediate possession or control, and that the Adviser shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Company. The Company shall not permit any Shareholder to contract away any fiduciary obligation owed by the Adviser under common law.

Section 8.3 Experience of Officers and Adviser. The Board of Trustees shall determine the sufficiency and adequacy of the relevant experience and qualifications for the officers of the Company given the business objective of the Company. The Board shall determine whether any Adviser possesses sufficient qualifications to perform the advisory function for the Company and whether the compensation provided for in its contract with the Company is justified.

Section 8.4 Termination of Investment Advisory Agreement. The Investment Advisory Agreement shall provide that it is terminable (a) by the Company upon sixty (60) days’ written notice to the Adviser: (i) upon the affirmative vote of holders of a majority of the outstanding voting securities of the Company entitled to vote on the matter (as “majority” is defined in Section 2(a)(42) of the 1940 Act) or (ii) upon a vote of a majority of the Board of Trustees; or (b) by the Adviser upon not less than one hundred twenty (120) days’ written notice to the Company, in each case without cause or penalty. In the event of termination, the Adviser will cooperate with the Company and the Board in making an orderly transition of the advisory function. In addition, if the Company elects to continue its operations following termination of the Investment Advisory Agreement by the Adviser, the Adviser shall pay all direct expenses incurred as a direct result of its withdrawal. Upon termination of the Investment Advisory Agreement, the Company shall pay the Adviser all amounts then accrued but unpaid to the Adviser. The method of payment must be fair and protect the solvency and liquidity of the Company.

Section 8.5 Organization and Offering Expenses Limitation. Unless otherwise provided in any resolution adopted by the Board of Trustees, the Company shall reimburse the Adviser and its Affiliates for Organization and Offering Expenses incurred by the Adviser or its Affiliates; provided, however, that the total amount of all Organization and Offering Expenses shall be reasonable, as determined by the Board, and shall be included in Front End Fees for purposes of the limit on such Front End Fees set forth in Section 8.1.

Section 8.6 Acquisition Fees. The Company may pay the Adviser and/or its Affiliates fees for the review and evaluation of potential investments; provided, however, that the Board of Trustees shall conclude that the total of all Acquisition Fees and Acquisition Expenses shall be reasonable.

Section 8.7 Reimbursement of Adviser. The Company shall not reimburse the Adviser or its Affiliates for services for which the Adviser or its Affiliates are entitled to compensation in the form of a separate fee. Excluded from the allowable reimbursement shall be: (a) rent or depreciation, utilities, capital equipment, other administrative items of the Adviser; and (b) salaries, fringe benefits, travel expenses and other administrative items incurred or allocated to any Controlling Person of the Adviser.

Section 8.8 Reimbursement of Administrator. In the event the Company executes an agreement for the provision of administrative services, the Company may reimburse the Administrator, at the end of each fiscal quarter, for all expenses of the Company incurred by the Administrator as well as the actual cost of goods and services used for or by the Company and obtained from entities not Affiliated with the Company. Notwithstanding any other provision in this Declaration of Trust, the Administrator may be reimbursed for the administrative services necessary for the prudent operation of the Company performed by it on behalf of the Company; provided, however, the reimbursement shall be an amount equal to the lower of the Administrator’s actual cost or the amount the Company would be required to pay third parties for the provision of comparable administrative services in the same geographic location; and provided, further, that such costs are reasonably allocated to the Company on the basis of assets, revenues, time records or other method conforming with GAAP. Except as otherwise provided herein, no reimbursement shall be permitted for services for which the Administrator is entitled to compensation by way of a separate fee.

Section 8.9 Custodians.

(a) The Trustees may employ a custodian or custodians meeting the qualifications for custodians for portfolio securities of investment companies contained in the 1940 Act, as custodian with respect to the assets of the Company. Any custodian shall have authority as agent of the Company as determined by the custodian agreement or agreements, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the Bylaws of the Company and the 1940 Act, including without limitation authority:

(i) to hold the securities owned by the Company and deliver the same upon written order;

(ii) to receive any receipt for any moneys due to the Company and deposit the same in its own banking department (if a bank) or elsewhere as the Trustees may direct;

(iii) to disburse such funds upon orders or vouchers;

(iv) if authorized by the Trustees, to keep the books and accounts of the Company and furnish clerical and accounting services; and

(v) if authorized by the Trustees, to compute the net income or net asset value of the Company;

all upon such basis of compensation as may be agreed upon between the Trustees and the custodian.

The Trustees may also authorize each custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall meet the qualifications for custodians contained in the 1940 Act.

(b) Subject to such rules, regulations and orders as the SEC may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Company in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the SEC under the Exchange Act, or such other Person as may be permitted by the SEC, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Company.

Section 8.10 Distribution Arrangements. Subject to compliance with the 1940 Act, the Trustees may retain underwriters, distributors and/or placement agents to sell Shares and other securities of the Company. The Trustees may in their discretion from time to time enter into one or more contracts providing for the sale of securities of the Company whereby the Company may either agree to sell such securities to the other party to the contract or appoint such other party as its sales agent for such securities. In either case, the contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article VIII or the Bylaws; and such contract may also provide for the repurchase or sale of securities of the Company by such other party as principal or as agent of the Company and may provide that such other party may enter into selected dealer agreements and servicing and similar agreements to further the purposes of the distribution or repurchase of the securities of the Company.

ARTICLE IX

INVESTMENT OBJECTIVES AND LIMITATIONS

Section 9.1 Investment Objective. The Company’s investment objective is to generate stable current income and long-term capital appreciation. The Trustees shall have power with respect to the Company to manage, conduct, operate and carry on the business of a business development company.

Section 9.2 Investments, Generally. All transactions entered into by the Company shall be consistent with the investment permissions and limitations as established for business development companies under the 1940 Act, including any applicable exemptive orders that have been or may be issued in the future by the SEC.

Section 9.3 Investments in General Partnerships and Joint Ventures.

(a) The Company shall be permitted to invest in general partnerships or joint ventures with non-Affiliates that own and operate specific assets if the Company, alone or together with any publicly registered Affiliate of the Company meeting the requirements of subsection (b) below, acquires a controlling interest in such a general partnership or joint venture, but in no event shall the Adviser be entitled to duplicate fees; provided, however that the foregoing is not intended to prevent the Company from carrying out its business of investing and reinvesting its assets in Securities of an Eligible Portfolio Company as defined in the 1940 Act or other issuers. For purposes of this Section, “controlling interest” means an equity interest possessing the power to direct or cause the direction of the management and policies of the general partnership or joint venture, including the authority to: (i) review all contracts entered into by the general partnership or joint venture that will have a material effect on its business or assets; (ii) cause a sale or refinancing of the assets or its interest therein subject, in certain cases where required by the partnership or joint venture agreement, to limits as to time, minimum amounts and/or a right of first refusal by the joint venture partner or consent of the joint venture partner; (iii) approve budgets and major capital expenditures, subject to a stated minimum amount; (iv) veto any sale or refinancing of the assets, or alternatively, to receive a specified preference on sale or refinancing proceeds; and (v) exercise a right of first refusal on any desired sale or refinancing by the joint venture partner of its interest in the assets, except for transfer to an Affiliate of the joint venture partner.

(b) The Company shall be permitted to invest in general partnerships or joint ventures with other publicly registered Affiliates of the Company if all of the following conditions are met: (i) the Affiliate and the Company have substantially identical investment objectives; (ii) there are no duplicate fees to the Adviser; (iii) the compensation payable by the general partnership or joint venture to the Adviser and any other “sponsors” (as defined in the Omnibus Guidelines) in each of the Company and the Affiliates that invests in such partnership or joint venture is substantially identical; (iv) each of the Company and the Affiliate has a right of first refusal to buy if the other party wishes to sell assets held in the general partnership or joint venture; (v) the investment of each of the Company and its Affiliate is on substantially the same terms and conditions; and (vi) any prospectus of the Company in use or proposed to be used when such an investment has been made or is contemplated discloses the potential risk of impasse on joint venture decisions since neither the Company nor its Affiliate controls the general partnership or joint venture, and the potential risk that while either the Company or its Affiliate may have the right to buy the assets from the general partnership or joint venture, it may not have the resources to do so.

(c) The Company shall be permitted to invest in general partnerships or joint ventures with Affiliates other than publicly registered Affiliates of the Company only if all of the following conditions are met: (i) the investment is necessary to relieve the Adviser from any commitment to purchase the assets entered into in compliance with Section 10.1 prior to the closing of the offering period of the Company; (ii) there are no duplicate fees to the Adviser; (iii) the investment of the Company and its Affiliate is on substantially the same terms and conditions; (iv) the Company has a right of first refusal to buy if the Adviser wishes to sell assets held in the general partnership or joint venture; and (v) any prospectus of the Company in use or proposed to be used when such an investment has been made or is contemplated discloses the potential risk of impasse on joint venture decisions.

(d) The Company may be structured to conduct operations through separate single-purpose entities managed by the Adviser (multi-tier arrangements); provided, that the terms of any such arrangements do not result in the circumvention of any of the requirements or prohibitions contained herein or under applicable federal or state securities laws. Any agreements regarding such arrangements shall accompany any prospectus of the Company, if such agreement is then available, and the terms of such agreement shall contain provisions assuring that all of the following restrictions apply: (i) there will be no duplication or increase in Organization and Offering Expenses, fees payable to the Adviser, program expenses or other fees and costs; (ii) there will be no substantive alteration in the fiduciary and contractual relationship between the Adviser, the Company and the Shareholders; and (iii) there will be no diminishment in the voting rights of the Shareholders.

(e) Other than as specifically permitted in subsections (b), (c) and (d) above, the Company shall not invest in a general partnership or joint venture with Affiliates.

(f) Unless otherwise permitted by the 1940 Act or applicable guidance or exemptive relief of the SEC, the Company shall be permitted to invest in general partnership interests of limited partnerships only if the Company, alone or together with any publicly registered Affiliate of the Company meeting the requirements of subsection (b) above, acquires a “controlling interest” as defined in subsection (a) above, the Adviser is not entitled to any duplicate fees, no additional compensation beyond that permitted under applicable law is paid to the Adviser, and the limited partnership agreement or other applicable agreement complies with this Section 9.3(f).

Section 9.4 Other Goods or Services.

(a) The Company may accept other goods or other services provided by the Adviser in connection with the operation of assets, provided that: (i) the Adviser determines such self-dealing arrangement is in the best interest of the Company; (ii) the terms pursuant to which all such goods or services are provided to the Company by the Adviser shall be embodied in a written contract, the material terms of which must be fully disclosed to the Shareholders; (iii) the written contract may only be modified by vote of a majority of then-outstanding Shares; and (iv) the contract shall contain a clause allowing termination without penalty on sixty (60) days’ prior notice. Without limitation to the foregoing, arrangements to provide such goods or other services must meet all of the following criteria: (X) the Adviser must be independently engaged in the business of providing such goods or services to persons other than its Affiliates and at least thirty-three percent (33%) of the Adviser’s associated gross revenues must come from persons other than its Affiliates; (Y) the compensation, price or fee charged for providing such goods or services must be comparable and competitive with the compensation, price or fee charged by persons other than the Adviser in the same geographic location who provide comparable goods or services which could reasonably be made available to the Company; and (Z) except in extraordinary circumstances, the compensation and other material terms of the arrangement must be fully disclosed to the Shareholders. Extraordinary circumstances are limited to instances when immediate action is required and the goods or services are not immediately available from persons other than the Adviser.

(b) Notwithstanding the foregoing subsection (a)(X), if the Adviser is not engaged in the business to the extent required by such clause, the Adviser may provide to the Company other goods or other services if all of the following additional conditions are met: (i) the Adviser can demonstrate the capacity and capability to provide such goods or services on a competitive basis; (ii) the goods or services are provided at the lesser of cost or the competitive rate charged by persons other than the Adviser in the same geographic location who are in the business of providing comparable goods or services; (iii) the cost is limited to the reasonable necessary and actual expenses incurred by the Adviser on behalf of the Company in providing such goods or services, exclusive of expenses of the type which may not be reimbursed under applicable federal or state securities laws; and (iv) expenses are allocated in accordance with GAAP and are made subject to any special audit required by applicable federal and state securities laws.

Section 9.5 Borrowing Money or Utilizing Leverage. The Trustees shall have the power to cause or permit the Company to borrow money or otherwise obtain credit or utilize leverage to the maximum extent permitted by law or regulation as such may be needed from time to time and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Company, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation. In addition and notwithstanding any other provision of this Declaration of Trust, the Company is hereby authorized to borrow funds, incur indebtedness and guarantee obligations of any Person, and in connection therewith, to the fullest extent permitted by law, the Trustees, on behalf of the Company, are hereby authorized to pledge, hypothecate, mortgage, assign, transfer or grant security interests in or other liens on (i) the Shareholders’ subscription agreements and the Shareholders’ obligations to make capital contributions thereunder and hereunder, and (ii) any other assets, rights or remedies of the Company or of the Trustees hereunder or under the subscription agreements, including without limitation, the right to issue capital call notices and to exercise remedies upon a default by a Shareholder in the payment of its capital contributions and the right to receive capital contributions and other payments, subject to the terms hereof and thereof. Notwithstanding any provision in this Declaration of Trust, (i) the Company may borrow funds, incur indebtedness and enter into guarantees together with one or more Persons on a joint and several basis or on any other basis that the Board of Trustees, in its sole discretion, determines is fair and reasonable to the Company, and (ii) in connection with any borrowing, indebtedness or guarantee by the Company, all capital contributions shall be payable to the account of the Company designated by the Board of Trustees, which may be pledged to any lender or other credit party of the Company. All rights granted to a lender pursuant to this Section 9.5 shall apply to its agents and its successors and permitted assigns.

ARTICLE X

CONFLICTS OF INTEREST

Section 10.1 Sales and Leases to the Company. Unless otherwise permitted by the 1940 Act or applicable guidance or exemptive relief of the SEC, the Company shall not purchase or lease assets in which the Adviser or any Affiliate thereof has an interest unless all of the following conditions are met: (a) the transaction is fully disclosed to the Shareholders either in a prospectus or periodic report filed with the SEC or otherwise; and (b) the assets are sold or leased upon terms that are reasonable to the Company and at a price not to exceed the lesser of cost or fair market value as determined by an Independent Expert. Notwithstanding anything to the contrary in this

Section 10.1, the Adviser may purchase assets in its own name (and assume loans in connection therewith) and temporarily hold title thereto, for the purposes of facilitating the acquisition of the assets, the borrowing of money, obtaining financing for the Company, or the completion of construction of the assets, provided that all of the following conditions are met: (i) the assets are purchased by the Company at a price no greater than the cost of the assets to the Adviser; (ii) all income generated by, and the expenses associated with, the assets so acquired shall be treated as belonging to the Company; and (iii) there are no other benefits arising out of such transaction to the Adviser apart from compensation otherwise contemplated by the Omnibus Guidelines.

Section 10.2 Sales and Leases to the Adviser, Trustees or Affiliates. Unless otherwise permitted by the 1940 Act or applicable guidance or exemptive relief of the SEC, the Company shall not sell assets to the Adviser or any Affiliate thereof unless such sale is duly approved by the holders of more than fifty percent (50%) of the outstanding voting securities of the Company. The Company shall not lease assets to the Adviser or any Trustee or Affiliate thereof unless all of the following conditions are met: (i) the transaction is fully disclosed to the Shareholders either in a periodic report filed with the SEC or otherwise; and (ii) the terms of the transaction are fair and reasonable to the Company.

Section 10.3 Loans. Unless otherwise permitted by the 1940 Act or applicable guidance or exemptive relief of the SEC and except for the advancement of funds pursuant to Sections 7.3 and 7.4, no loans, credit facilities, credit agreements or otherwise shall be made by the Company to the Adviser or any Affiliate thereof.

Section 10.4 Commissions on Financing, Refinancing or Reinvestment. Unless otherwise permitted by the 1940 Act or applicable guidance or exemptive relief of the SEC, the Company shall not pay, directly or indirectly, a commission or fee to the Adviser or any Affiliate thereof (except as otherwise specified in this Article X) in connection with the reinvestment of cash available for distribution and available reserves or of the proceeds of the resale, exchange or refinancing of assets.

Section 10.5 Rebates, Kickbacks and Reciprocal Arrangements. The Company shall cause the Adviser to agree that it shall not receive or accept any rebate or give-ups or similar arrangement that is prohibited under applicable federal or state securities laws. The Company shall cause the Adviser to agree that it shall not participate in any reciprocal business arrangement that would circumvent provisions of applicable federal or state securities laws or provisions of the Omnibus Guidelines governing conflicts of interest or investment restrictions, or enter into any agreement, arrangement or understanding that would circumvent the restrictions against dealing with affiliates or promoters under applicable federal or state securities laws. The Company shall cause the Adviser to agree that it shall not directly or indirectly pay or award any fees or commissions or other compensation to any Person engaged to sell Shares or give investment advice to a potential Shareholder; provided, however, that this Section 10.5 shall not prohibit the payment to a registered broker-dealer or other properly licensed agent of sales commissions or other compensation (including cash compensation and non-cash compensation (as such terms are defined under FINRA Rule 2310)) for selling or distributing Shares, including out of the Adviser’s own assets, including those amounts paid to the Adviser under the Investment Advisory Agreement.

Section 10.6 Exchanges. The Company may not acquire assets in exchange for Shares of the Company without approval of a majority of the Board of Trustees, including a majority of the Independent Trustees with consideration to an independent appraisal of such assets.

Section 10.7 Other Transactions. Unless otherwise permitted by the 1940 Act or applicable guidance or exemptive relief of the SEC, the Company shall not engage in any other transaction with the Adviser or a Trustee or Affiliate thereof unless: (a) such transaction complies with the Omnibus Guidelines, this Declaration of Trust and all applicable law and (b) a majority of the Trustees (including a majority of the Independent Trustees) not otherwise interested in such transaction approve such transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from non-Affiliated third parties.

Section 10.8 Lending Practices. On financings made available to the Company by the Adviser, the Adviser may not receive interest in excess of the lesser of the Adviser’s cost of funds or the amounts that would be charged by unrelated lending institutions on comparable loans for the same purpose. The Adviser shall not impose a prepayment charge or penalty in connection with such financings and the Adviser shall not receive points or other financing charges. The Adviser shall be prohibited from providing permanent financing for the Company. For purposes of this Section 10.8, “permanent financing” shall mean any financing with a term in excess of twelve (12) months.

Section 10.9 Commingling. The funds of the Company shall not be commingled with the funds of any other Person; provided, however, that nothing in this section shall prohibit the Adviser from establishing a master fiduciary account pursuant to which separate sub-trust accounts are established for the benefit of affiliated programs; and provided further that the prohibition of this Section 10.9 shall not apply to any investments meeting the requirements of Section 9.3.

ARTICLE XI

SHAREHOLDERS

Section 11.1 Certain Voting Rights of Shareholders.

(a) Subject to the provisions of any class or series of shares then outstanding and the mandatory provisions of any applicable laws or regulations and subject to the other provisions of this Declaration of Trust (including Section 6.2), the following actions may be taken by the Shareholders, without concurrence by the Board of Trustees, upon a vote by the holders of more than fifty percent (50%) of the outstanding Shares of the Company entitled to vote on the matters:

(i) modify this Declaration of Trust in accordance with Article VI hereof;

(ii) remove the Adviser and appoint a new Adviser pursuant to the procedures in Section 8.4; or

(iii) sell all or substantially all of the Company’s assets other than in the ordinary course of the Company’s business.

(b) Without the approval of holders of more than fifty percent (50%) of the outstanding Shares of the Company entitled to vote on the matter, or such other approval as may be required under the mandatory provisions of any applicable laws or regulations, or other provisions of this Declaration of Trust, the Company shall not permit the Adviser to:

(i) modify this Declaration of Trust except for amendments which do not adversely affect the rights of Shareholders;

(ii) appoint a new Adviser (other than a sub-adviser pursuant to the terms of an Investment Advisory Agreement and applicable law);

(iii) sell all or substantially all of the Company’s assets other than in the ordinary course of the Company’s business or as otherwise permitted by law; or

(iv) except as permitted under the Investment Advisory Agreement, voluntarily withdraw as the Adviser unless such withdrawal would not affect the tax status of the Company and would not materially adversely affect the Shareholders.

Section 11.2 Voting Limitations on Shares Held by the Adviser, Trustees and Affiliates. With respect to shares owned by the Adviser, any Trustees, or any of their respective Affiliates, neither the Adviser, nor such Trustee(s), nor any of their Affiliates may vote or consent on matters submitted to the Shareholders regarding the removal of the Adviser, such Trustee(s) or any of their Affiliates or any transaction between the Company and any of them. In determining the requisite percentage in interest of shares necessary to approve a matter on which the Adviser, such Trustee(s) and any of their Affiliates may not vote or consent, any shares owned by any of them shall not be included.

Section 11.3 Right of Inspection.

(a) Any Shareholder with any purpose reasonably related to the beneficial owner’s interest as a beneficial owner of the statutory trust (a “proper purpose may”): (i) in person or by agent, on written request, inspect and copy at all reasonable times the books and records and ledger of the Company; (ii) present to any officer or resident agent of the Company a written request for a statement of its affairs; and (iii) in the event the Company does not maintain the original or a duplicate ledger at its principal office, present to any officer or resident agent of the Company a written request for the Shareholder List. As used in this Section 11.3, the term “Shareholder List” means an alphabetical list of names, addresses and business telephone numbers of the Shareholders of the Company along with the number of equity shares held by each of them.

(b) A copy of the Shareholder List, requested in accordance with this Section, shall be mailed within ten (10) days of the request and shall be printed in alphabetical order, on white paper, and in readily readable type size (no smaller than 10 point font). The Shareholder List shall be updated at least quarterly to reflect changes in the information contained therein.

(c) The Company may impose a reasonable charge for expenses incurred in reproduction pursuant to the Shareholder request. A holder of Common Shares may request a copy of the Shareholder List in connection with matters relating to Shareholders’ voting rights, the exercise of Shareholder rights under federal proxy laws or for any other proper and legitimate purpose. Each Shareholder who receives a copy of the Shareholder List shall keep such list confidential and shall sign a confidentiality agreement to the effect that such Shareholder will keep the Shareholder List confidential and share such list only with its employees, representatives or agents who agree in writing to maintain the confidentiality of the Shareholder List.

(d) If the Adviser or Trustees neglect or refuse to exhibit, produce or mail a copy of the Shareholder List as requested, the Adviser and the Trustees shall be liable to any Shareholder requesting the list for the costs, including attorneys’ fees, incurred by that Shareholder for compelling the production of the Shareholder List, and for actual damages suffered by any Shareholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Shareholder List is to secure such list of Shareholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Shareholder relative to the affairs of the Company. The Company may require the Shareholder requesting the Shareholder List to represent that the list is not requested for a commercial purpose unrelated to the Shareholder’s interest in the Company. The remedies provided hereunder to Shareholders requesting copies of the Shareholder List are in addition to, and shall not in any way limit, other remedies available to Shareholders under federal law, or the laws of any state.

Section 11.4 Shareholder Reports.

(a) The Trustees, including the Independent Trustees, shall take reasonable steps to ensure that the Company shall cause to be prepared and delivered or made available by any reasonable means, including an electronic medium, to each Shareholder as of a record date after the end of the fiscal year, within one hundred twenty (120) days after the end of the fiscal year to which it relates, an annual report for each fiscal year ending after the commencement of the Company’s initial public offering that shall include: (i) financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants; (ii) a report of the activities of the Company during the period covered by the report; and (iii) where forecasts have been provided to the Shareholders, a table comparing the forecasts previously provided with the actual results during the period covered by the report; and (iv) a report setting forth distributions to Shareholders for the period covered thereby and separately identifying distributions from: (A) Cash Flow from operations during the period; (B) Cash Flow from operations during a prior period which have been held as reserves; (C) proceeds from disposition of assets of the Company; and (D) reserves from the gross proceeds. Such annual report must also contain a breakdown of the costs reimbursed to the Adviser.

(b) The Trustees, including the Independent Trustees, shall take reasonable steps to ensure that the Company shall cause to be prepared and filed, as well as delivered or made available to Shareholders, within sixty (60) days after the end of each fiscal quarter of the Company, a Form 10-Q if required under the Exchange Act.

(c) The Trustees, including the Independent Trustees, shall take reasonable steps to ensure that the Company shall cause to be prepared and delivered or made available within seventy-five (75) days after the end of each calendar year of the Company to each Person who was at any time during such fiscal year a Shareholder all information necessary for the preparation of the Shareholders’ federal income tax returns.

(d) If capital stock has been purchased on a deferred payment basis, on which there remains an unpaid balance during any period covered by any report required by subsections (a) and (b) above; then such report shall contain a detailed statement of the status of all deferred payments, actions taken by the Company in response to any defaults, and a discussion and analysis of the impact on capital requirements of the Company.

(e) The Board of Trustees shall cause the Company, upon request from any state official or agency or official administering the securities laws of such state (a “State Administrator”), to submit to such State Administrator the reports and statements required to be distributed to Shareholders pursuant to this Section 11.4.

Section 11.5 Suitability of Shareholders.

(a) Investor Suitability Standards. During any public offering of its Shares and until the earlier of a Liquidity Event or the date the Company is no longer subject to the Omnibus Guidelines, the Company and those selling shares on its behalf shall, with respect to share offers and sales in which they are broker of record, assure that such shares are offered and sold only to prospective investors who, in each case, meet the income and Net Worth “Suitability Standards” as specified in the Company’s prospectus for the Shares (as the same may be amended or supplemented from time to time) and the Omnibus Guidelines.

(b) The Sponsor or each Person selling Common Shares on behalf of the Company shall make this determination on the basis of information it has obtained from a prospective Shareholder. Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective Shareholder, as well as any other pertinent factors.

(c) The Sponsor or each Person selling Common Shares on behalf of the Company shall maintain records of the information used to determine that an investment in Common Shares is suitable and appropriate for a Shareholder. The Sponsor or each Person selling Common Shares on behalf of the Company shall maintain these records for at least six years.

ARTICLE XII

ROLL-UP TRANSACTIONS

Section 12.1 Roll-up Transactions. In connection with any proposed Roll-Up Transaction, an appraisal of all of the Company’s assets shall be obtained from a competent Independent Expert. The Company’s assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of the assets over a twelve-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Company and the Shareholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Shareholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the Person sponsoring the Roll-Up Transaction shall offer to Shareholders who vote against the proposed Roll-Up Transaction the choice of:

(a) accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or

(b) one of the following:

(i) remaining as Shareholders and preserving their interests therein on the same terms and conditions as existed previously; or

(ii) receiving cash in an amount equal to the Shareholder’s pro rata share of the appraised value of the net assets of the Company.

The Company is prohibited from participating in any proposed Roll-Up Transaction:

(a) that would result in the Shareholders having voting rights in a Roll-Up Entity that are less than the democracy and other voting rights provided for in Sections 11.1, 11.2 and 13.3 hereof or Section 3(b) of Article II of the Bylaws;

(b) that includes provisions that would operate as a material impediment to, or frustration of, the accumulation of capital stock by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the capital stock held by that investor;

(c) in which investor’s rights to access of records of the Roll-Up Entity will be less than those described in Section 11.3 hereof; or

(d) in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll-Up Transaction is rejected by the Shareholders.

ARTICLE XIII

DURATION OF THE COMPANY

Section 13.1 Duration of the Company. The Company shall continue perpetually unless terminated pursuant to the provisions contained herein or pursuant to any applicable provision of the Statutory Trust Act.

Section 13.2 Dissolution by the Trustees. The Company may be dissolved at any time upon affirmative vote by a majority of the Trustees. Shareholders of the Company shall not be entitled to vote on the dissolution or plan of liquidation of the Trust under this Article XIII except to the extent required by the 1940 Act.

Section 13.3 Dissolution by Shareholder Vote. The Company may be dissolved at any time, without the necessity for concurrence by the Board, upon affirmative vote by the holders of more than fifty percent (50%) of the outstanding Shares entitled to vote on the matter.

Section 13.4 Liquidation. Upon dissolution of the Company, the Board of Trustees shall cause the Company to liquidate and wind-up in a manner consistent with Section 3808 of the Statutory Trust Act, including the distribution to the Shareholders of any assets of the Company. Upon dissolution and the completion of the winding up of the affairs of the Company, the Company shall be terminated by the executing and filing, with the Secretary of State of the State of Delaware, by one or more Trustees, of a certificate of cancellation of the certificate of trust of the Company.

Section 13.5 Merger or Other Reorganization of the Company. Except for mergers or other reorganization of the Company permissible under Section 4.10, the Company may not permit the Adviser to cause the merger or other reorganization of the Company without the affirmative vote by the holders of more than fifty percent (50%) of the outstanding Shares of the Company entitled to vote on the matter.

ARTICLE XIV

MISCELLANEOUS

Section 14.1 Construction and Governing Law.

(a) This Declaration of Trust and the Bylaws, in combination, shall constitute the governing instrument of the Company, however to the extent that any provision of the Bylaws conflicts with this Declaration of Trust, the terms of this Declaration of Trust shall control. This Declaration of Trust and the Bylaws, and the rights and obligations of the Trustees and Shareholders hereunder, shall be governed by and construed and enforced in accordance with the Statutory Trust Act and the laws of the State of Delaware.

(b) To the fullest extent permitted by law, the Shareholders and the Trustees of the Company shall be deemed to have waived any non-mandatory rights of beneficial owners or trustees under the Statutory Trust Act or general trust law, and the Company, the Shareholders, and the Trustees (including the Delaware Trustee) shall not be subject to any applicable provisions of law pertaining to trusts that, in a manner inconsistent with the express terms of this Declaration of Trust or Bylaws, relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding or investing trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of Trustees as set forth or referenced in this Declaration of Trust.

(c) Sections 3540 and 3561 of Title 12 of the Statutory Trust Act shall not apply to the Company.

Section 14.2 Conflicts of Law. To the extent that any provision of the Statutory Trust Act or any provision of this Declaration of Trust or Bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act shall control; provided, however, that such conflict shall not affect any of the remaining provisions of this Declaration of Trust or the Bylaws or render invalid or improper any action taken or omitted prior to such determination. If any provision of this Declaration of Trust or the Bylaws shall be held invalid or unenforceable in any jurisdiction, the invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

Section 14.3 Derivative Actions.

(a) No person, other than a Trustee, who is not a Shareholder shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Company. No Shareholder may maintain a derivative action on behalf of the Company unless holders of at least ten percent (10%) of the outstanding Shares join in the bringing of such action. Notwithstanding the foregoing, neither of the foregoing provisions governing derivative actions in this Section 14.3(a) will apply to claims brought under the federal securities laws.

(b) In addition to the requirements set forth in Section 3816 of the Statutory Trust Act, a Shareholder may bring a derivative action on behalf of the Company only if the following conditions are met: (i) the Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed; and a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the Statutory Trust Act); and (ii)

unless a demand is not required under clause (i) of this paragraph, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Company for the expense of any such advisors in the event that the Trustees determine not to bring such action.

Section 14.4 Direct Actions. To the fullest extent permitted by Delaware law, the Shareholders’ right to bring direct actions against the Company and/or its Trustees is eliminated, except for a direct action to enforce an individual Shareholder right to vote or a direct action to enforce an individual Shareholder’s rights under Sections 3805(e) or 3819 of the Statutory Trust Act. To the extent such right cannot be eliminated to this extent as a matter of Delaware law, then the conditions required for the bringing of a derivative action pursuant to Section 14.3 of this Declaration of Trust and Section 3816 of the Statutory Trust Act shall be equally applicable to bringing a direct action.

Section 14.5 Exclusive Delaware Jurisdiction. Each Trustee, each officer, each Shareholder and each Person beneficially owning an interest in a share of the Company (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Statutory Trust Act, (i) irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to the Company or its business and affairs, the Statutory Trust Act, this Declaration of Trust or the Bylaws or asserting a claim governed by the internal affairs (or similar) doctrine (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of this Declaration of Trust or the Bylaws, or (B) the duties (including fiduciary duties), obligations or liabilities of the Company to the Shareholders or the Trustees, or of officers or the Trustees to the Company, to the Shareholders or each other, or (C) the rights or powers of, or restrictions on, the Company, the officers, the Trustees or the Shareholders, or (D) any provision of the Statutory Trust Act or other laws of the State of Delaware pertaining to trusts made applicable to the Company pursuant to Section 3809 of the Statutory Trust Act, or (E) any other instrument, document, agreement or certificate contemplated by any provision of the Statutory Trust Act, this Declaration of Trust or the Bylaws relating in any way to the Company or (F) the federal securities laws of the United States, including, without limitation, the 1940 Act, or the securities or antifraud laws of any international, national, state, provincial, territorial, local or other governmental or regulatory authority, including, in each case, the applicable rules and regulations promulgated thereunder (regardless, in every case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper, (iv) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (iv) hereof shall affect or limit any right to serve process in any other manner permitted by law, and (v) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding. In the event that any claim, suit, action or proceeding is commenced outside of the Court of Chancery of the State of Delaware in contravention of this Section 14.5, all reasonable and documented out of pocket fees, costs and expenses, including reasonable attorneys’ fees and court costs, incurred by the prevailing party in such claim, suit, action or proceeding shall be reimbursed by the non-prevailing party. Notwithstanding the foregoing, this Section 14.5 will not be effective to require a waiver of compliance with any provision of the Securities Act, the Exchange Act, or the 1940 Act, or of any valid rule, regulation or order of the SEC thereunder. This Section 14.5 will also not apply to claims brought under the federal securities laws.

Section 14.6 Agreement to be Bound. EVERY PERSON, BY VIRTUE OF HAVING BECOME A SHAREHOLDER IN ACCORDANCE WITH THE TERMS OF THIS DECLARATION OF TRUST AND THE BYLAWS, AS AMENDED FROM TIME TO TIME, SHALL BE DEEMED TO HAVE EXPRESSLY ASSENTED AND AGREED TO THE TERMS OF, AND SHALL BE BOUND BY, THIS DECLARATION OF TRUST AND THE BYLAWS.

Section 14.7 Delivery by Electronic Transmission or Otherwise; Virtual Meetings. Any notice, proxy, vote, consent, report, instrument or writing of any kind or any signature referenced in, or contemplated by, this Declaration of Trust or the Bylaws may, in the sole discretion of the Trustees, be given, granted or otherwise delivered by electronic transmission (within the meaning of the Statutory Trust Act), including via the internet, or in any other manner permitted by applicable law. In furtherance thereof, any meetings of the Trustees or Shareholders may be held by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a such meeting shall constitute presence in person at the meeting; provided however, this Section 14.7 does not apply to any action of the Trustees pursuant to the 1940 Act, that requires the vote of the Trustees to be cast in person at a meeting.

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IN WITNESS WHEREOF, the undersigned have caused this Declaration to be executed as of the day and year first above written.

/s/ [•]
[•], as Trustee

/s/ [•]
[•], as Trustee

/s/ [•]
[•], as Trustee

/s/ [•]
[•], as Trustee

/s/ [•]
[•], as Trustee

[Signature Page to Oaktree Strategic Credit Fund Amended and Restated Declaration of Trust]

Wilmington Trust, National Association, as Delaware Trustee

By:	/s/ [•]
Name: [•] Title: [•]

[Signature Page to Oaktree Strategic Credit Fund Amended and Restated Declaration of Trust]